THOMAS INDUSTRIES INC.
                           NON-QUALIFIED STOCK OPTION
                     FOR OFFICERS OF THOMAS INDUSTRIES INC.


         THIS OPTION, Granted this ____ day of ____________, by THOMAS INDUSTRIES INC., a Delaware corporation (the "Company"), to
(the "Employee");

To further the purpose of the Company's Amended and Restated 1995 Incentive Stock Plan (the "Plan"), and in consideration of the services required under paragraph 2 to receive benefits hereunder, the Company hereby grants this option to the Employee on the terms hereinafter expressed:

     1. Option Grant. The Company hereby grants to the Employee a non-qualified stock option to purchase a total of ____ shares of Common Stock of the Company at the option price of $_____ per share, being at least equal to 100 percent of the fair market value of such shares on the date hereof.

     2. Time of Exercise. This option may be exercised (in the manner provided in paragraph 3 hereof) in whole or in part, from time to time after the date hereof, subject to the following limitations:

                 a. This option may not be exercised during the first __ year(s)
              from the date hereof. Thereafter, it may be exercised to a maximum cumulative extent of __ percent of the total shares covered by the option in the third year from the date hereof, __ percent of the total shares in the fourth year from the date hereof, and ____ percent of the total shares in the fifth year from the date hereof. After the end of the fifth year from the date hereof, this option may be exercised in full. Notwithstanding the above, this option shall become immediately exercisable in full upon:

                (i) The death of the Employee; or

                (ii)The occurrence of a "change of control" of the Company. A change of control of the Company shall be deemed to occur upon the happening of any of the following:

                    (a) Any person (as that term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding the Company, its affiliates and any qualified or non-qualified plan maintained by the Company or its affiliates) becomes the "beneficial owner" (as defined in Rule 13d-3 promulgated under such Act), directly or indirectly, of securities of the Company representing 30 percent or more of the combined voting power of the Company's then outstanding securities; unless the Board of Directors determines that such event does not constitute a change of control;

                    (b) During any period of two consecutive years, individuals who at the beginning of any such period constitute the directors of the Company cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by the Company's shareholders, of each new director of the Company was approved by a vote of at least two-thirds of such directors of the Company then still in office who were directors of the Company at the beginning of any such period;

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                    (c)  Shareholder approval of a combination of the Company
                         (by merger, share exchange, consolidation, or otherwise) with another corporation and, as a result of such combination, less than 75 percent of the outstanding securities of the surviving or resulting corporation are owned in the aggregate by the former shareholders of the Company; or

                    (d) The Company sells, leases, or otherwise transfers all or substantially all of its properties or assets to another person or entity.

              (iii) The Employee's termination of employment on account of Total and Permanent Disability, as defined in the Thomas Industries Retirement Savings and Investment Plan or the Employee's retirement after 20 years of service and attainment of age 55.

                    b.This option may not be exercised:

                    (i) More than three months after the termination of the Employee's employment by the Company or a subsidiary for any reason other than retirement, Total and Permanent Disability, or death; or

                    (ii) More than twelve months after termination of employment by reason of Total and Permanent Disability or death;
                         or

                    (iii) More than 36 months after termination of employment by reason of retirement; or

                    (iv) More than ten years from the date hereof.

                    c. This option shall not be affected by leaves of absence
              approved in writing by the President of the Company or by any change of employment so long as the Employee continues to be an employee of the Company or of a subsidiary. Nothing in this option shall confer on the Employee any right to continue in the employ of the Company or of any of its subsidiaries or to interfere with the right of the Company or of such subsidiary to terminate his employment at any time.

     3. Exercise of Option. This option may be exercised only by appropriate notice in writing delivered to the Secretary of the Company at Louisville, Kentucky, and accompanied by:

         a. Either (i) a certified or cashier's check payable to the order of the Company for the full purchase price of the shares purchased together with any required tax withholding, (ii) the tender (or the certification of ownership) of shares of Common Stock of the Company already owned by the Employee for a period of at least six months and having a fair market value equal to the option price and the required tax withholding, or (iii) a combination of the foregoing; or (iv) delivery of a properly executed exercise notice, together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale proceeds from the options shares to pay the option price and any required tax withholding; and

         b. Such other documents or representations (including, without limitation, representations as to the intention of the Employee, or other purchaser under paragraphs 4 and 5, to acquire the shares for investment) as the Company may reasonably request in order to comply with securities, tax, or other laws then applicable to the exercise of the option. The Employee may satisfy any tax withholding obligation in whole or in part by electing to have the Company retain option shares, having a fair market value on the date of exercise equal to the amount required to be withheld.


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

     4. Non-Transferability of Option. This option is not transferable by the Employee otherwise than by will or the laws of descent and distribution, and is exercisable, during the Employee's lifetime, only by him. At the discretion of the Compensation Committee of the Board of Directors (the "Committee"), this option may be transferred to members of the employee's immediate family, or trusts or family partnership for the benefit of such persons, subject to terms and conditions established by the Company.

     5. Death of Employee. If the Employee dies during the option period, this option may be exercised in whole or in part, and from time to time, for the period described in paragraph 2(b) hereof and in the manner described in paragraph 3 hereof, by his estate or the person to whom the option passes by will or the laws of descent and distribution.

     6. Adjustment Provisions. In the event that there is any increase in the number of issued Common Stock of the Company without new consideration to the Company therefor, by reason of stock dividends, stock split-ups, or like recapitalizations, the number of Common Stock which may thereafter be purchased under this option shall be increased in the same proportion as said increase in issued Common Stock. In such event, the per share purchase price specified in paragraph 1 above shall be reduced so that the total consideration payable to the Company for the increased number of Common Stock remaining subject to this option shall not be changed by reason of such increase in number of shares.

         If, during the term of this option, the Common Stock of the Company shall be combined or be changed into the same or another kind of stock of the Company or into securities of another corporation, cash, evidence of indebtedness, other property, or any combination thereof (the "Acquisition Consideration"), whether through recapitalization, reorganization, sale, merger, consolidation, or other similar transaction, the Company shall cause adequate provision to be made whereby the Employee shall thereafter be entitled to receive, upon the due exercise of any then unexercised portion of this option, the Acquisition Consideration the Employee would have been entitled to receive for Common Stock acquired through exercise of such portion of the option (regardless of whether or to what extent the option would then have been exercisable) immediately prior to the effective date of such transaction. If appropriate, due adjustment shall be made in the per share or per unit price of the securities purchased on exercise of this option following said transaction.

         The terms and conditions of this option may also be subject to other adjustments in accordance with Section 11 of the Plan in the event of an extraordinary dividend or other distribution or the occurrence of any other unusual or extraordinary corporate transaction involving the Company's Common Stock or assets, as set forth in Section 11.

     7. Applicable Plan. This option is granted under and subject to the terms and conditions of the Company's 1995 Amended & Restated Incentive Stock Plan.


         IN WITNESS WHEREOF, The Company has caused this option to be executed on the date first above written.

                                                     THOMAS INDUSTRIES INC.



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